FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, January 27, 2016

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”) (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2015.  The dividend will be payable to stockholders of record as of February 12, 2016 and is expected to be paid on February 19, 2016.  The Company has 7,005,883 shares of common stock outstanding.

Media Contact David Kuhl (618) 656-6122